Morgan Stanley Insured Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date     Price    Shares   % of    Total          Purcha  Broker
         of       Of       Purchas  Assets  Issued         sed
         Purcha   Shares   ed                              By
         se                                                Fund
         06/27/   $92.914  2,000,0   1.61%  $411,470,000   0.49%   Goldma
Detroit,   01                 00                                      n
Michigan                                                            Sachs
Wtr
Supply
Sr Lien
Ser 2001-
A (FGIC)
Truckee  06/27/   $95.845  2,500,0   2.00%  $448,810,000   0.56%   Goldma
Meadows    01                 00                                      n
NV Wtr                                                              Sachs
Auth Ser
2001 A
(FSA)


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